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                                                                   Exhibit 99(s)

                                POWER OF ATTORNEY


         We, the undersigned officers and Managers, of Man-Glenwood Lexington, LLC, a Delaware limited liability company, do hereby severally constitute and appoint Frank C. Meyer, Robert Tucker, David Gordon, John Rowsell, Michael Jawor, Alicia Derrah, Steven Zoric, Michael Caccese, and Mark Goshko, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, Registration Statements and any and all amendments (including post-effective amendments) to such Registration Statements on Form N-2 filed by Man-Glenwood Lexington, LLC with the Securities and Exchange Commission in respect of any class of limited liability company interests and other documents and papers relating thereto.

         IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.
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SIGNATURE                   TITLE                               DATE

/s/ Frank C. Meyer
----------------------     President, Principal Executive       January 20, 2003
Frank C. Meyer             Officer and Manager


/s/ Alicia Derrah
----------------------     Treasurer and Principal Financial    January 20, 2003
Alicia Derrah              and Accounting Officer


/s/ John Kelly
---------------------      Manager                              January 20, 2003
John Kelly


/s/ Marvin Damsma
----------------------     Manager                              January 20, 2003
Marvin Damsma


/s/ Robert W. Doede
----------------------     Manager                              January 20, 2003
Robert W. Doede


/s/ Dale M. Hanson
----------------------     Manager                              January 20, 2003
Dale M. Hanson
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